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                                                                     Exhibit 4.5

                          LOAN AND SECURITY AGREEMENT

         THIS AGREEMENT (the "Agreement"), dated as of December 16, 1999 (the "Closing Date") is entered into by and between Cytokinetics, Incorporated, a Delaware corporation having a principal place of business at 280 East Grand Avenue, South San Francisco, CA 94080 (the "Borrower") and Comdisco, Inc., a Delaware corporation having a principal place of business at 6111 North River Road, Rosemont, Illinois 60018 (the "Lender"). In consideration of the mutual agreements contained herein, the parties hereto agree as follows:

         WHEREAS, Borrower has requested Lender to make available to Borrower a loan in the aggregate principal amount of up to FIVE MILLION and 00/100 DOLLARS ($5,000,000) (as the same may from time to time be amended, modified, supplemented or revised, the "Loan"), which shall be available in minimum installments of TWO HUNDRED FIFTY THOUSAND and 00/100 DOLLARS ($250,000) each (the "Advance") on various dates prior to December 16, 2000 ("Advance Date(s)"), which would be evidenced by Secured Promissory Note(s) executed by Borrower substantially in the form of EXHIBIT A-1 AND A-2 hereto (as the same may from time to time be amended, modified, supplemented or restated the "Note(s)");

         NOW, THEREFORE, it is agreed:

SECTION 1. THE LOAN

         1.1 Subject to the terms and conditions set forth herein, Lender shall lend to Borrower the aggregate original principal amount of FIVE MILLION AND 00/100 DOLLARS ($5,000,000) in two parts, the first part in the amount of Two Million Dollars ($2,000,000) ("Part I") and the second part in the amount of Three Million dollars ($3,000,000) ("Part II') together with interest at the rate of eight and one quarter percent (8.25%) per annum due and payable in monthly installments as set forth in the Note.

         Proceeds of this Loan may finance computers, workstations, peripherals, instrumentation, electronic test equipment, office furniture, certain microscopy equipment and other equipment approved by Lender and evidenced by Secured Promissory Note(s) executed by Borrower substantially in the form of EXHIBIT A-1 .. Up to 20% of the Loan may be used to finance software and tenant improvements evidenced by Secured Promissory Note(s) executed by Borrower substantially in the form of EXHIBIT A-2. Lender will not finance custom equipment, installation costs, delivery costs, rolling stock, special tooling, molds and hand held items.

         1.2 Upon the occurrence of and during an Event of Default (as defined herein), interest shall thereafter be calculated at a rate of five percent (5%) in excess of the rate that would otherwise be applicable ("Default Rate"). All such interest shall be due and payable in arrears, on the first day of the following month.

         1.3 Notwithstanding any provision in this Agreement, the Note, or any other "Loan Document" (as defined herein), it is not the parties' intent to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law which a court of competent jurisdiction shall deem applicable hereto (which under the laws of the State of Illinois shall be deemed to be the laws relating to permissible rates of interest on commercial loans) (the "Maximum Rate"). If the Borrower actually pays Lender an amount of interest, chargeable on the

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total aggregate principal Secured Obligations of Borrower under this Agreement and the Note (as said rate is calculated over a period of time that is the longer of (i) the time from the date of this Agreement through the maturity time as set forth on the Note, or (ii) the entire period of time that any principal is outstanding on the Note), which amount of interest exceeds interest calculated at the Maximum Rate on said principal chargeable over said period of time, then such excess interest actually paid by Borrower shall be applied first, to the payment of principal outstanding on the Note; second, after all principal is repaid, to the payment of Lender's out of pocket costs, expenses, and professional fees which are owed by Borrower to Lender under this Agreement or the Loan Documents; and third, after all principal, costs, expenses, and professional fees owed by Borrower to Lender are repaid, the excess (if any) shall be refunded to Borrower.

         1.4 In the event any interest is not paid when due hereunder, delinquent interest shall be added to principal and shall bear interest on interest, compounded at the rate set forth in Section 1.1.

         1.5 Upon and during the continuation of an Event of Default hereunder (as defined herein), all Secured Obligations, including principal, interest, compounded interest, and reasonable professional fees, shall bear interest at a rate per annum equal to the Default Rate.

         1.6 Borrower shall have the option to prepay the Note, in whole or in part, at any time after the date hereof by paying the principal amount together with all accrued and unpaid interest with respect to such principal amount, as of the date of such prepayment and the Balloon Payment as described in the Note together with a prepayment premium equal to the difference, if any, between (x) the amount being prepaid and (y) the present value, discounted at the Treasury Rate, of each installment of principal and interest being prepaid discounted to the date of prepayment. If the amount in (x) is greater than the amount in (y), no prepayment premium shall be due. The "Treasury Rate" shall mean the then prevailing yield on US Treasury Constant Maturities for the most recent business day, as quoted in the Federal Reserve Statistical Release H15, as of the date of prepayment for an obligation of comparable maturity to the maturity date of the Note.

SECTION 2. SECURITY INTEREST

         As security for the payment of all indebtedness ("Indebtedness") of the Borrower to the Lender hereunder and under the Note, as the same may be renewed, extended for any period or rearranged, and the performance by the Borrower of its other obligations hereunder (the Indebtedness and such other obligations being hereinafter sometimes collectively referred to as the "Secured Obligations"), the Borrower hereby assigns to the Lender, and grants to the Lender a first priority security interest in, all the Borrower's right, title, and interest in and to the following property ("Collateral"): (i) the equipment and other property (the "Equipment") described in Exhibit B attached hereto; and
(ii) all proceeds, products, replacements, additions to, substitutions for and accessions to any and all Equipment including, without limitation, the proceeds applicable to the insurance referred to in Section 4 hereof.

         Equipment shall consist of computers, workstations, peripherals, instrumentation, electronic test equipment, office furniture, certain types of microscopy equipment and other items of equipment approved by Lender. Up to 20% of the Loan may be used for software and tenant improvements.

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SECTION 3. REPRESENTATIONS AND WARRANTIES OF BORROWER

The Borrower represents, warrants and agrees that:

         3.1 it has good title in and to the Equipment, free of all liens, security interests, encumbrances and claims whatsoever, except for the interest of the Lender therein;

         3.2 it has the full power and authority to, and does hereby grant and convey to the Lender, a valid first priority perfected security interest in the Collateral as security for the Secured Obligations, free of all liens, security interests, encumbrances and claims, and shall execute such Uniform Commercial Code ("UCC") financing statements in connection herewith as the Lender may reasonably request. No other lien, security interest, adverse claim or encumbrance has been created by Borrower or is known by Borrower to exist with respect to any Collateral;

         3.3 it is a corporation duly organized, legally existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign corporation in all jurisdictions where the failure to so qualify would have a material adverse effect on the Collateral or the business of the Borrower taken as a whole;

         3.4 the execution, delivery and performance of the Note, this Agreement, the Warrant Agreement dated December 16, 1999 pursuant to which Borrower granted to Lender the right to purchase the number of shares of preferred stock as set forth therein ("Warrant Agreement"), and all financing statements, certificates and other documents required to be delivered or executed in connection herewith (collectively, the "Loan Documents") have been duly authorized by all necessary corporate action of Borrower, the individual or individuals executing the Loan Documents were duly authorized to do so, the Equipment is personal property and as used by the Borrower will not be or become fixtures under applicable law, and the Loan Documents constitute legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization or other similar laws generally affecting the enforcement of the rights of creditors;

         3.5 the Loan Documents do not and will not violate any provisions of its Certificate of Incorporation, bylaws or any contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which the Borrower is subject, or result in the creation or imposition of any lien, security interest or other encumbrance upon the Collateral, other than those created by this Agreement;

         3.6 the execution, delivery and performance of the Loan Documents do not require the consent or approval of any other person or entity including, without limitation, any regulatory authority or governmental body of the United States or any state thereof or any political subdivision of the United States or any state thereof.

         3.7 as of the date hereof no fact or condition exists that would (or could, with the passage of time, the giving of notice, or both) constitute an Event of Default under this Agreement or any of the Loan Documents and no event which has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing. For purposes of this Agreement, "Material Adverse Effect" means a material adverse effect upon (i) the business, operations, properties, assets or financial condition of Borrower; or (ii) the ability of Borrower to perform the Secured Obligations.

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SECTION 4. INSURANCE AND RISK OF LOSS

         4.1 Risk of loss of, damage to or destruction of the Equipment shall be borne by the Borrower and effective from the date of this Agreement and until the payment and performance in full of all Secured Obligations, Borrower shall at its own expense cause to be carried and maintained all risk casualty insurance (covering risk of fire, theft and other such risks as the Lender may require, including standard and extended coverage) with respect to each item of Equipment in an amount no less than the replacement costs applicable to such item of Equipment during the term of this Agreement. All policies evidencing such casualty insurance shall contain a standard mortgagee's endorsement and shall provide for at least thirty days prior written notice by the underwriter or insurance company to the Lender in the event of cancellation or expiration. Borrower shall provide Lender with insurance certificates evidencing the foregoing at time of closing.

         4.2 If any item of Equipment is lost or rendered unusable as a result of any physical damage to or destruction of such item of Equipment during the period from the date hereof to and including the maturity date under the Note or the date all Secured Obligations hereunder have been fully satisfied, whichever is later, Borrower shall give to Lender prompt notice thereof. Borrower shall determine, within fifteen (15) days after the date of occurrence of such loss, damage or destruction, whether such item of Equipment can be repaired and restored to the condition in which such item of Equipment was required to be maintained as of the date immediately preceding such damage. If Borrower determines that such item of Equipment can be repaired, Borrower, at its expense, shall cause such item of Equipment to be promptly repaired. If Borrower determines that such item of I Equipment is lost or cannot be repaired, Borrower shall promptly notify the Lender and such item of Equipment shall be deemed to have suffered a "Casualty Loss" for purposes of this Section as of the date of the occurrence of such loss. Within fifteen (15) days following the occurrence of any such loss, damage or destruction, Borrower shall notify the Lender of the item(s) of Equipment which has suffered such Casualty Loss ("Loss Item"), and within thirty (30) days thereafter (the "Settlement Date"), Borrower shall either (a) replace such item(s) of Equipment with equipment of the same model, type and feature configuration, in an operating condition and repair no less than that required hereunder of the damaged or lost equipment immediately prior to the date of such damage or loss, and having a fair market value no less than the Casualty Value (as defined herein) applicable to such item of Equipment as of the date immediately prior to such damage, in which case such replacement equipment shall for all purposes hereunder become part of the Collateral and (without limiting the preceding provisions) Borrower shall grant to Lender a first lien and security interest in respect of such replacement equipment pursuant to the terms of this Agreement, and Borrower shall provide the Lender evidence satisfactory to the Lender of Borrower's good and marketable title to such replacement equipment (free of any liens, security interests or encumbrances other than those created by this Agreement and Borrower shall be entitled to receive the amount of any insurance or other recovery received by Lender up to cost of obtaining the replacement equipment; or (b) so long as no Event of Default or event which with the giving of notice or passage of time, or both, would constitute an Event of Default, has occurred and is continuing, Borrower may provide substitute equipment satisfactory to Lender to become part of the Collateral and Borrower shall grant to Lender a first lien and security interest in respect of such substitute equipment pursuant to the terms of this Agreement, and Borrower shall provide the Lender evidence satisfactory to Lender of Borrower's good and marketable title to such substitute equipment (free of any liens, security interests or

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encumbrances other than created by this Agreement and Lender shall provide any required endorsements in connection with any insurance proceeds received by Borrower pursuant to such insurance policies; or (c) Borrower shall pay Lender the insurance proceeds payable pursuant to such insurance policies ("Insurance Proceeds")with respect to such Loss Item(s) and the principal amount of the Note (and interest accrued on the principal amount so prepayable) shall become due and payable on the Settlement Date to the extent of the replacement cost for all such Loss Item(s). For purposes of this Section 4.2, Casualty Value shall mean an amount equal to the greater of the fair market value of the Equipment as of the date of the Casualty Loss or the outstanding principal and accrued interest on the Loan. Moneys so received shall be applied, on the date of such receipt, as follows: first, to pay any accrued interest on the outstanding principal amount of the Note on such date; second, to prepay, the outstanding principal amount of the Note (to the extent of the fair market value attributable to such Loss Item(s)); third, to pay any other Indebtedness of amounts then due and owing to the Lender hereunder; and fourth, so long as there has occurred no Event of Default under Section 8 hereof and no event which with the giving of notice or passage of time or both would constitute an Event of Default, has occurred and is continuing, Borrower and Lender hereby agree that the balance of any such Insurance Proceeds shall be paid promptly to the Borrower.

         4.3 Effective upon the date hereof under the Note and while there are any Secured Obligations outstanding, Borrower shall cause to be carried and maintained comprehensive general liability insurance with regard to the Collateral against risks customarily insured against in the Borrower's business. Such risks shall include, without limitation, the risks of death, bodily injury and property damage associated with the Collateral. All policies evidencing such insurance shall provide for at least thirty (30) days prior written notice by the underwriter or insurance company to the Lender in the event of cancellation or expiration.

         4.4 Borrower shall and does hereby indemnify and hold Lender, its agents and shareholders harmless from and against any and all claims, costs, expenses, damages and liabilities (including without limitation such claims, costs, expenses, damages and liabilities based on liability in tort including without limitation strict liability in tort) including reasonable attorneys' fees, arising out of Borrower's ownership, possession, operation, control, use, maintenance, delivery, or other disposition of the Collateral. Notwithstanding the foregoing, Borrower shall not be responsible under the terms of this Section
4.4 to a party indemnified hereunder for any claims, costs, expenses, damages and liabilities occasioned by the negligence or willful misconduct of such indemnified party.

SECTION 5. COVENANTS OF BORROWER

         Borrower covenants and agrees as follows at all times while any of the Secured Obligations remain outstanding:

         5.1 Borrower shall maintain the Equipment in good operating order, repair, condition and appearance and protect the Equipment from deterioration, other than normal wear and tear. Borrower shall not use the Equipment or permit its use for any purpose other than for which it was designed. Borrower's obligation regarding the maintenance of the Equipment shall include, without limitation, all maintenance, repair, refurbishment and replacement recommended or advised either by the manufacturer, or that commonly performed by prudent business and/or professional practice. Any exceptions or qualifications expressed in this Agreement relating to normal or

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ordinary wear and tear shall not be deemed to limit Borrower's obligations pursuant to the preceding sentence.

         5.2 Borrower shall only relocate any item of the Collateral provided that: (a) it shall have caused to be filed and/or delivered to the Lender all UCC financing statements, certificates or other documents or instruments necessary to continue in effect the first prior perfected security interest of the Lender in the Collateral, and (b) it shall have given the Lender no less than fifteen (15) days prior written notice of such relocation.

         5.3 Upon the request of Lender, Borrower shall, during business hours, make the Equipment available to Lender for inspection at the place where it is normally located and shall make Borrower's log and maintenance records pertaining to the Equipment available to the Equipment available to Lender for inspection. Borrower shall take all action necessary to maintain such logs and maintenance records in a correct and complete fashion.

         5.4 Upon the request of Lender, Borrower shall cause the Equipment to be plainly, permanently and conspicuously marked, by stenciling or by metal tag or plate affixed thereto, indicating Lender's security interest in the Equipment. Borrower shall replace any such stenciling, tag or plate which may be removed or destroyed or become illegible. Borrower shall keep all Equipment free from any marking or labeling which might be interpreted as a claim of ownership adverse to Borrower's.

         5.5 Borrower covenants and agrees to pay when due, all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against Borrower, Lender or the Collateral or upon Borrower's ownership, possession, use, operation or disposition thereof or upon Borrower's rents, receipts or earnings arising therefrom. Borrower shall file on or before the due date therefor all personal property tax returns in respect of the Collateral.

         5.6 Borrower shall furnish to Lender the financial statements listed hereinafter, prepared in accordance with generally accepted accounting principles consistently applied (the "Financial Statements"):

                  (a) as soon as practicable (and in any event within thirty (30) days) after the end of each month: an internally prepared income statement, balance sheet, and cash flow statement, (including the commencement of any material litigation by or against Borrower), each certified by Borrower's Chief Executive or Financial Officer to be true and correct;

                  (b) as soon as practicable (and in any event within ninety (90) days) after the end of each fiscal year, audited Financial Statements, setting forth in comparative form the corresponding figures for the preceding fiscal year, and accompanied by any audit report and opinion of the independent certified public accountants selected by Borrower; and

                  (c) promptly any additional information (including but not limited to tax returns, income statements, balance sheets, and names of principal creditors) as Lender reasonably believes necessary to evaluate Borrower's continuing ability to meet financial obligations.

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         5.7      Notwithstanding the foregoing, after the effective date of the initial registration statement covering a public offering of Borrower's securities, the term "Financial Statements" shall be deemed to refer to only those statements required by the Securities and Exchange Commission, to be provided no less frequently than quarterly. Borrower will from time to time execute, deliver and file, alone or with Lender, any financing statements, security agreements or other documents; and take all further action that may be necessary, or that Lender may reasonably request, to confirm, perfect, preserve and protect the security interests intended to be granted hereby, and in addition, and for such purposes only, Borrower hereby authorizes Lender to execute and deliver on behalf of Borrower and to file such financing statements, security agreement and other documents without the signature of Borrower either in Lender's name or in the name of Borrower as agent and attorney-in-fact for Borrower.

         5.8 Borrower shall protect and defend Borrower's title as well as the interest of the Lender against all persons claiming any interest adverse to Borrower or Lender and shall at all times keep the Collateral free and clear from any attachment or levy, liens or encumbrances whatsoever (except any placed thereon by Lender, or any liens arising by operation of law with respect to any obligations not yet overdue or any other liens consented to in writing by Lender) and shall give Lender immediate written notice thereof.

SECTION 6. CONDITIONS PRECEDENT TO LOAN

The obligation of Lender to fund the Loan on each Advance Date(s) shall be subject to satisfaction by Borrower or waiver by Lender, in Lender's sole discretion, of the following conditions:

         6.1 (a) The Advance Date(s) for any installment shall occur on or before December 16, 2000.

         6.2 DOCUMENT DELIVERY. Borrower, on or prior to the Closing Date, shall have delivered to Lender the following, in form and substance reasonably satisfactory to Lender:

                  (a) executed originals of the Agreement, Note(s), Warrant Agreement and any documents reasonably required by Lender to effectuate the liens of Lender, with respect to all Collateral;

                  (b) certified copy of resolutions of Borrower's board of directors evidencing approval of the borrowing and other transactions evidenced by the Loan Documents;

                  (c) certified copies of the Certificate of Incorporation and the Bylaws of Borrower, as amended through the Closing Date;

                  (d) certificate of good standing for Borrower from its state of incorporation and similar certificates from all other jurisdictions in which it does business and where the failure to be qualified would have a Material Adverse Effect;

                  (e) such other documents as Lender may reasonably request.

         6.3 ADVANCE REQUEST. Borrower, on or prior to each Advance Date(s), shall have delivered to Lender the following:

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                  (a)      a minimum of two (2) business days prior to the
         Advance Date(s), written notice in the form of an Advance Request, or as otherwise specified by Lender from time to time, specifying amount of such Advance and wire transfer instructions;

                  (b) such other documents as Lender may reasonably request.

         6.4 PERFECTION OF SECURITY INTERESTS. Borrower shall have taken or caused to be taken such actions requested by Lender to grant Lender a first priority perfected security interest in the Collateral. Such actions shall include, without limitation, the delivery to Lender of all appropriate financing statements, executed by Borrower, as to the Collateral granted by Borrower for all jurisdictions as may be necessary or desirable to perfect the security interest of Lender in such Collateral

         6.5 ABSENCE OF EVENTS OF DEFAULTS. As of the Closing Date or the Advance Date, no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default under this Agreement or any of the Loan Documents.

         6.6 MATERIAL ADVERSE EFFECT. As of the Closing Date or the Advance Date, no event which has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.

SECTION 7. ASSIGNMENT BY LENDER

         7.1 Borrower acknowledges and understands that Lender may sell and assign all or a part of its interest hereunder and under the Note and Loan Documents to any person or entity (an "Assignee"). After such assignment the term Lender shall mean such Assignee, and such Assignee shall be vested with all rights, powers and remedies of Lender hereunder with respect to the interest so assigned; but with respect to any such interest not so transferred, the Lender shall retain all rights, powers and remedies hereby given. No such assignment by Lender shall relieve Borrower of any of its obligations hereunder. Borrower shall acknowledge such assignment or assignments as shall be designated by written notice given by Lender to Borrower. The Lender agrees that in the event of any transfer by it of the Note, it will endorse thereon a notation as to the portion of the principal of the Note which shall have been paid at the time of such transfer and as to the date to which interest shall have been last paid thereon.

SECTION 8. DEFAULT

         The occurrence of any one or more of the following events (herein called "Events of Default") shall constitute a default hereunder and under the
Note:

         8.1 The Borrower defaults in the payment of any principal or interest payable under this Agreement, the Note or any of the other Loan Documents and such default continues for more than five (5) days after the due date thereof;

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         8.2      The Borrower defaults in the payment or performance of any other covenant or obligation of the Borrower hereunder or under the Note or any other Loan Documents for more than ten (10) days after the Lender has given notice of such default to the Borrower;

         8.3 Any representation or warranty made herein by the Borrower shall prove to have been false or misleading in any material respect;

         8.4 The making of an assignment by Borrower for the benefit of its creditors or the admission by Borrower in writing of its inability to pay its debts as they become due, or the insolvency of Borrower, or the filing by Borrower of a voluntary petition in bankruptcy, or the adjudication of Borrower as a bankrupt, or the filing by Borrower of any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future statute, law or regulation, or the filing of any answer by Borrower admitting, or the failure by Borrower to deny, the material allegations of a petition filed against it for any such relief, or the seeking or consenting by Borrower to, or acquiescence by Borrower in, the appointment of any trustee, receiver or liquidator of Borrower or of all or any substantial part of the properties of Borrower, or the inability of Borrower to pay its debts when due, or the commission by Borrower of any act of bankruptcy as defined in the Federal Bankruptcy Act, as amended;

         8.5 The failure by Borrower, within sixty (60) days after the commencement of any proceeding against Borrower seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, to obtain the dismissal of such proceeding or, within sixty (60) days after the appointment, without the written consent or acquiescence of Lender, of any trustee, receiver or liquidator of Borrower or of all or any substantial part of the properties of Borrower, to vacate such appointment; or

         8.6 The default by Borrower under any other notes or other agreement for borrowed money, lease or other agreement between Borrower and Lender.

SECTION 9. REMEDIES

         Upon the occurrence hereof of any one or more Events of Default, Lender, at its option, may declare the Note to be accelerated and immediately due and payable, (provided, that upon the occurrence of an Event of Default of the type described in 8.4 or 8.5, the Note and all other Secured Obligations shall automatically be accelerated and made due and payable without any further act) whereupon the unpaid principal of and accrued interest on such Note shall become immediately due and payable, and shall thereafter bear interest at the Default Rate and calculated in accordance with Section 1.2. Lender may exercise all rights and remedies with respect to the Collateral granted pursuant hereto for such Note, or otherwise available to it under applicable law, including the right to release, hold or otherwise dispose of all or any part of the Collateral and the right to utilize, process and commingle the Collateral.

         Upon the happening and during the continuance of any Event of Default, Lender may then, or at any time thereafter and from time to time, apply, collect, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as Lender may elect, and any such sale may be made either at public or private sale at its place of business or elsewhere.

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

Borrower agrees that any such public or private sale may occur upon five (5) calendar day's notice to Borrower. Lender may require Borrower to assemble the Collateral and make it available to Lender at a place designated by Lender which is reasonably convenient to Lender and Borrower. The proceeds of any sale, disposition or other realization upon all or any part of the collateral shall be distributed by Lender in the following order of priorities:

         First, to Lender in an amount sufficient to pay in full Lender's reasonable costs and professionals' and advisors' fees and expenses;

         Second, to Lender in an amount equal to the then unpaid amount of the Secured Obligations in such order and priority as Lender may choose in its sole discretion; and

         Finally, upon payment in full of all of the Secured Obligations, to Borrower or its representatives or as a court of competent jurisdiction may direct.

The Lender shall return to the Borrower any surplus Collateral remaining after payment of all Secured Obligations.

SECTION 10. MISCELLANEOUS

         10.1 Borrower shall remain liable to Lender for any unpaid Secured Obligations, advances, costs, charges and expenses, together with interest thereon and shall pay the same immediately to Lender at Lender's offices.

         10.2 The powers conferred upon Lender by this Agreement are solely to protect its interest in the Collateral and shall not impose any duty upon Lender to exercise any such powers.

         10.3 This is a continuing Agreement and the grant of a security interest hereunder shall remain in full force and effect and all the rights, powers and remedies of Lender hereunder shall continue to exist until the Secured Obligations are paid in full as the same become due and payable. When Borrower has paid in full all Secured Obligations, Lender will execute a written termination statement, reassigning to Borrower, without recourse, the Collateral and all rights conveyed hereby and return possession (if Lender has possession) of the Collateral to Borrower. The rights, powers and remedies of Lender hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of any other rights, powers and remedies of Lender. Furthermore, regardless of whether or not the UCC is in effect in the jurisdiction where such rights, powers and remedies are asserted, Lender shall have the rights, powers and remedies of a secured party under the UCC.

         10.4 Upon payment in full of all Secured Obligations, the Lender shall cancel the Note, this Agreement and all UCC financing statements, if any, and shall promptly deliver all such canceled documents to the Borrower.

         10.5 GOVERNING LAW. This Agreement, the Note and the other Loan Documents have been negotiated and delivered to Lender in the State of Illinois and shall not become effective until accepted by Lender in the State of Illinois. Payment to Lender by Borrower of the Secured Obligations is due in the State of Illinois. This Agreement shall be governed by, and

Loan and Security Agr.                 -10-
construed and enforced in accordance with the laws of the State of Illinois excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

         10.6 CONSENT TO JURISDICTION AND VENUE. All judicial proceedings arising in or under or related to this Agreement, the Note or any of the other Loan Documents may be brought in any state or federal court of competent jurisdiction located in the State of Illinois. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to personal jurisdiction in Cook County, State of Illinois; (b) waives any objection as to jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, the Note and the other Loan Documents. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in Section 10.8 below and shall be deemed effective and received as set forth in Section 10.8 below. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

         10.7 Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         10.8 Any notice required or given hereunder shall be deemed properly given upon the earlier of: (i) the first business day after transmission by facsimile or hand delivery or deposit with an overnight express service or overnight mail delivery service; or (ii) or three (3) days after mailed, postage prepaid, in each case, addressed to the designated recipient at its address set forth herein or such other address as such party may advise the other party by notice given in accordance with this provision.

         10.9 Lender and Borrower acknowledge that there are no agreements or understandings, written or oral, between Lender and Borrower with respect to the Loan, other than as set forth herein, in the Note and the other Loan Documents and that this Agreement, the Note and the other Loan Documents contain the entire agreement between Lender and Borrower with respect thereto. None of the terms of this Agreement, the Note and the other Loan Documents may be amended except by an instrument executed by each of the parties hereto.

         10.10 No omission, or delay, by Lender at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by Borrower at any time designated, shall be a waiver of any such right or remedy to which Lender is entitled, nor shall it in any way affect the right of Lender to enforce such provisions thereafter.

         10.11 All agreements, representations and warranties contained in this Agreement or the Note, or in any Loan Documents delivered pursuant hereto or in connection herewith shall be for the benefit of Lender and any Assignee and shall survive the execution and delivery of this Agreement or the Note and the expiration or other termination of this Agreement or the Note.

         10.12 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

Loan and Security Agr.                 -11-

         10.13 This Agreement shall be binding upon, and shall inure to the benefit of, Borrower and its permitted assigns (if any). Borrower shall not assign its obligations under this Agreement, the Note or any of the other Loan Documents without Lender's express written consent and any such attempted assignment shall be void and of no effect. Any assignment by Borrower in connection with a "Merger" (as defined below) shall be subject to Lender's prior consent. Any consent granted by Lender shall be conditioned upon such surviving entity or transferee assuming Borrower's Secured Obligations hereunder pursuant to assignment documents reasonably acceptable to Lender. If Lender reasonably withholds its consent to such assignment in connection with a Merger, the outstanding principal and accrued and unpaid interest shall be prepaid in whole without a prepayment premium.

         For purposes of this Agreement, a "Merger" shall mean any consolidation or merger of the Borrower with or into any other corporation or entity, any sale or conveyance of an or substantially all of the assets or stock of the Borrower by or to any other person or entity in which Borrower is not the surviving entity.

         IN WITNESS WHEREOF, the Borrower and the Lender have duly executed and delivered this Agreement as of the day and year first above written.

                                       BORROWER: CYTOKINETICS, INCORPORATED.

                                             By: /s/ JAMES SABRY
                                                 ---------------------
                                             Title:
                                             Date: _________________

ACCEPTED IN ROSEMONT, ILLINOIS:

                                       LENDER: COMDISCO, INC.

                                             By: /s/ JILL C. HANSES
                                                 --------------------
                                             Title: JILL C. HANSES SENIOR VICE
                                                    PRESIDENT
                                             Date: DEC 23 1999

Loan and Security Agr.                 -12-

                                   EXHIBIT A-1
                             SECURED PROMISSORY NOTE

                                                          Date: ____________
$______
                                                          Due: _____________

FOR VALUE RECEIVED, Cytokinetics, Inc., Inc. a Delaware corporation (the "Borrower") hereby promises to pay to the order of Comdisco, Inc., a Delaware corporation (the "Lender") at P.O. Box 91744, Chicago, IL 60693 or such other place of payment as the holder of this Secured Promissory Note (this "Note") may specify from time to time in writing, in lawful money of the United States of America, the principal amount of ____________________________and 00/100 Dollars ($______________) together with interest at eight and one quarter percent (8.25%) per annum from the date of this Note to maturity of each installment on the principal hereof remaining from time to time unpaid, such principal and interest to be paid 48 equal monthly installments of $___________each, commencing__________________and on the same day of each month thereafter to and including_____________ and an additional installment in the amount of $____(15%) ("Balloon Payment")* to be paid on___________________, such installments to be applied first to accrued and unpaid interest and the balance to unpaid principal. Interest shall be computed on the basis of a year consisting of twelve months of thirty days each.

This Note is the Note referred to in, and is executed and delivered in connection with, that certain Loan and Security Agreement of even date herewith by and between Borrower and Lender (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the "Loan Agreement"), and is entitled to the benefit and security of the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), to which reference is made for a statement of all of the terms and conditions thereof. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein. Attached hereto as Exhibit B is a list of Collateral which is being financed with the proceeds of the Loan evidenced by this Note, which Collateral shall be deemed to be listed on Exhibit B to the Loan Agreement.

The Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest and any other notice as permitted under the UCC or any applicable law.

This Note has been negotiated and delivered to Lender and is payable in the State of Illinois, and shall not become effective until accepted by Lender in the State of Illinois. This Note shall be governed by and construed and enforced in accordance with, the laws of the State of Illinois, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

        BORROWER:                          CYTOKINETICS, INC.
                                           280 East Grand Ave
                                           South San Francisco, CA 94080

                                           Signature: _________________________

                                           Print Name: ________________________

                                           Title: ______________________________

* Borrower may request Lender to finance the Balloon Payment over 12 months at 8%. In that case a new promissory note will be prepared.

                                   EXHIBIT A-2
                             SECURED PROMISSORY NOTE

                                                          Date: ____________
$______
                                                          Due: _____________

FOR VALUE RECEIVED, Cytokinetics, Inc., Inc. a Delaware corporation (the "Borrower") hereby promises to pay to the order of Comdisco, Inc., a Delaware corporation (the "Lender") at P.O. Box 91744, Chicago, IL 60693 or such other place of payment as the holder of this Secured Promissory Note (this "Note") may specify from time to time in writing, in lawful money of the United States of America, the principal amount of ____________________________and 00/100 Dollars ($ _______) together with interest at eight and one quarter percent (8.25%) per annum from the date of this Note to maturity of each installment on the principal hereof remaining from time to time unpaid, such principal and interest to be paid 36 equal monthly installments of $__________each, commencing__________________and on the same day of each month thereafter to and including____________ and an additional installment in the amount of $____(15%) ("Balloon Payment")* to be paid on _______, such installments to be applied first to accrued and unpaid interest and the balance to unpaid principal. Interest shall be computed on the basis of a year consisting of twelve months of thirty days each.

This Note is the Note referred to in, and is executed and delivered in connection with, that certain Loan and Security Agreement of even date herewith by and between Borrower and Lender (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the "Loan Agreement"), and is entitled to the benefit and security of the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), to which reference is made for a statement of all of the terms and conditions thereof. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein. Attached hereto as Exhibit B is a list of Collateral which is being financed with the proceeds of the Loan evidenced by this Note, which Collateral shall be deemed to be listed on Exhibit B to the Loan Agreement.

The Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest and any other notice as permitted under the UCC or any applicable law.

This Note has been negotiated and delivered to Lender and is payable in the State of Illinois, and shall not become effective until accepted by Lender in the State of Illinois. This Note shall be governed by and construed and enforced in accordance with, the laws of the State of Illinois, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

        BORROWER:                          CYTOKINETICS, INC.
                                           280 East Grand Ave
                                           South San Francisco, CA 94080

                                           Signature: _________________________

                                           Print Name: ________________________

                                           Title: _____________________________

* Borrower may request Lender to finance the Balloon Payment over 12 months at 8%. In that case a new promissory note will be prepared.

                 Amendment No. 1 to Loan and Security Agreement

         This Amendment Agreement No. 1 ("Amendment") to the Loan and Security Agreement dated as of December 16, 1999 is entered into this 29 Th day of June, 2000 by and between Cytokinetics, Inc., a California corporation, with its chief executive offices and principal place of business at 280 East Grand Avenue, Suite 2, South San Francisco, CA 94080 ("Borrower") and Comdisco, Inc., a Delaware corporation, with its chief executive offices and principal place of business at 6111 North River Road, Rosemont, IL 60018 ("Lender").

                                    RECITALS

         WHEREAS, PURSUANT to the terms and conditions set forth in the Loan and Security Agreement dated as of December 16, 1999 between Borrower and Lender (hereinafter, "Loan Agreement"), the parties have entered into that certain Secured Promissory Note dated June 29, herewith (the "Note(s)") whereby for value received, Borrower promises to pay certain payments to Lender in the original principal amount of Six Hundred Twenty Seven Thousand Five Hundred Thirteen and 27/100 Dollars ($627,513.27);

         WHEREAS, IN connection with the issuance of the Note, Lender and Borrower wish to amend the Loan Agreement to include the Exhibit B as required under the Loan Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, Borrower and Lender hereby agree as follows:

1. Except as expressly set forth herein, all terms used herein shall have the meanings set forth in the Loan Agreement.

2. Borrower and Lender agree that the Exhibit B attached hereto shall be incorporated and made a part of the Loan Agreement and the equipment described thereon shall be "Equipment" as set forth in the Loan Agreement.

3. Except as specifically amended hereby, the terms and conditions of the Loan Agreement are hereby reaffirmed and remain in full force and effect, and from and after the date hereof the "Agreement" shall mean the "Agreement" as amended by this Amendment.

4. This Amendment may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

IN WITNESS WHEREOF, Borrower and Lender have duly executed and delivered this Amendment as of the day and year first above written.

BORROWER                                   CYTOKINETICS, INC

                                           Signature: /s/ JAMES SABRY
                                                      ----------------
                                           Print Name: JAMES SABRY

                                           Title: CEO

ACCEPTED IN ROSEMONT, ILLINOIS

LENDER                                     COMDISCO, INC.

                                           Signature: _________________________

                                           Print Name: ________________________

                                           Title: _____________________________

                                                                       EXHIBIT B

CYTOKINETICS
SCHEDULE OF FIXED ASSETS

     INVOICE
       DATE               VENDOR                 DESCRIPTION          INVOICE #                 SERIAL NO.                QTY
-----------------   ------------------   --------------------------   ----------   ------------------------------------   ---
COMPUTER HARDWARE

  09/03/99          Dell                 Dell PIII 500K GX1/T         272857823                   4UJ1W                    5
  09/03/99          Dell                 Dell 6450 PIII/MT             27322227                   4UJ20                    2
  09/08/99          The Computer Guys    HP Procurve Switch 4000M       11485      SG92602333,SY1899,SY1699,000AJ14D767
  09/21/99          The Computer Guys    HP NetServer E60               11558                  US93300835
  09/24/99          Dell                 G810 21" Monitor             280963745      QI93098826,QI93098830,QI93098834      3
  09/28/99          The Computer Guys    Shiva Lanrover/E               11592                  PE 13005984                 1
  10/05/99          Dell                 Dell 6450 PIII/MT            284567401                   6HVIQ                    1
  10/06/99          Dell                 Dell PIII 500K GX1/T         284566569                   6JMA6                    2
  10/08/99          Dell                 G810 21" Monitor             284564598                 QI91584578                 1
  10/14/99          Dell                 Inspiron 3500 A366GT         280591603                   V3TG3                    1
  10/19/00          Dell                 Dell PIII 500K GX1/T         288359367         7BA1L,7BA1S,7BA1X,7BA20,7BA21      5
  10/29/99          Dell                 G810 21" Monitor             292634888                    n/a                     1
  11/04/99          Dell                 Dell PIII 500K GX1/T         296076011         815TD;815TJ;815TM;815TR;815TY      5
  11/08/99          The Computer Guys    HP Laser Jet 4050N             11958                   USQC054318                 1
  11/09/99          The Computer Guys    IOMEGA Zip 100MB External      11971                      n/a                     1
  11/10/99          The Computer Guys    HP NetServer LH4r Xeon 500     11975                      n/a                     1
  11/22/99          The Computer Guys    HP Laser Jet 5000N             12111                      n/a                     1
  12/21/99          Dell                 Dell PIII 500K               313855363      BU1R6; BU1R8; BU1R9; BU1RB;BU1D1      5
  12/23/99          Dell                 Dimension 500MHZ,PIII        314609751                                            1
  12/23/99          Dell                 Dell 500PIII/M               314665654            CODIJ;CODIQ;CODIW;CODIZ         4
  01/06/00          The Computer Guys    HP 18.2 Ultra 2 SCSI           12396                      n/a                     5
  01/07/00          Dell                 Dell PIII GX1/T+Base W/4MB   319602017        CLHV3;CLHV5;CLFV7;CLHV8;CLHVA       5
  01/17/00          Dell                 Dell 500PIII/M               322740937            CZUPL;CZUPP;CZUPS;CZUPV         4

    INVOICE
     DATE                    VENDOR                   DESCRIPTION                 INVOICE #      SERIAL NO.    QTY
-----------------      ------------------   -------------------------------   ----------------   -----------   ---
Computer Software

  09/27/99             The MathWorks        Neural Network - Windows              99030491           n/a        3
  10/12/99             The Computer Guys    Microsoft Project98                    11710             n/a        5
                                                                                   11710             n/a        2
                                                                                   11710             n/a        1
  11/15/99             Rogue Wave           DBTools.h++Core Library for V          38386             n/a        1
                                                                                   38386             n/a        1
                                                                                   38386             n/a        1
                                                                                   38386             n/a        1
                                                                                   38386             n/a        1
                                                                                   38386             n/a        1
                                                                                   38386             n/a        1
                                                                                   38386             n/a        1
  11/29/99             MathSoft             S-PLUS 2000 Professional for        82855-327270         n/a        2
  12/28/99             InforMax, Inc.       Adv.Supp. Renewal for 2 Licer        4038 ASR            n/a        1
  01/03/00             IDBS                 Activity Base - HTSProject             30200             n/a        1
  01/04/00             The Computer Guys    Microsoft MOLP-A                       12379             n/a       25
                                                                                   12379             n/a       25
  01/06/00             MDL Inform Systems,  Sculpt for windows 95/98/NT4          01.06.00       OCN00049069    1
                       [ILLEGIBLE]
  01/10/00             MDL Inform Systems,  Sculpt for windows on CD              706917        OCN00554031    1
                       [ILLEGIBLE]
  01/18/00             Applikon             Bioexpert Windows NT Softwa       00042/310550 n/a                  1

  INVOICE
   DATE                 VENDOR                   DESCRIPTION           INVOICE #                   SERIAL NO.                 QTY
----------      ----------------------   ---------------------------   ----------   ---------------------------------------   ---
EQUIPMENT

  08/18/99      Composite Rotor          Centrifuge Sorval 6000rmp     0007224-IN   #7224,#7226
                                                                                    22794E2NTRC8,100000283,S01443,22794E2NT
  08/28/99      PE Biosystems            Geneamp 5700 SEQ DET Syst       90451346   RC8
  09/10/99      Beckman Coulter          Multimek 96,200UL             413325FT01
  09/16/99      Hudson Control Group     Platecrane 200100                   6626   #11139-152
  09/21/99      BMG Labtechnologies      POLARstar Galaxy                    1493   4030553
  10/07/99      CCS Packard              Standard Deck Plate           04-10-1485
  10/12/99      Microsource Discovery    Killer Plates                      94841
  10/29/99      Hudson Control Group     Platecrane 200100                   6641   #11139-163
  10/25/99      Linc-Quantum             HP-G1948A 1100 API                 71170   US08410901                                 1
  10/30/99      Li-Cor                   Global IR2 DNA Sequencer            6202
  11/05/99      Comdisco Laboratory      New Brunswick G27 Shaker           15779
  11/12/99      Sanyo Sales & Supply     Incubator C02                 9813076-IN   90907519                                   1
                [ILLEGIBLE]
  11/17/99      MJ Research              PTC-2200                           65847   EN010448,EN010460
  11/23/99      MJ Research              ALD-1244                           66140
  12/13/99      CCS Packard              Platetrak PTS-120799-03.2     03-12-1713
  12/15/99      VWR Scientific           Rotoraps                         2388195
  12/16/99      VWR Scientific           Pump,Syring Sage Mod M362        2405107                                              1
  12/30/99      Universal Imaging Corp   Barcode Kit                         7769   N781468, N895971                           2
  01/02/00      Sigma-Aldrich            Lopap-Pharm (SC011-1 Kit)       92520726                                              1
  01/03/00      VWR Scientific           Pump 115V                        2520170   KK081058                                   1
  01/13/00      Universal Imaging Corp   HTS SU310                           7816
  01/18/00      Bio-Rad                  Ultramark Reader 110-240V         176691
  01/19/00      Marsh Biomedical         Plate Estate Storage System       245011   666/659/371                                1
  01/27/00      Varian                   Prostar 210 SDM                  1251025

 INVOICE
   DATE             VENDOR                    DESCRIPTION            INVOICE #       SERIAL NO.      QTY
----------    -------------------   ------------------------------   ----------   ----------------   ---
FURNITURE

  09/16/99    Corporate Interiors   Worksurface                         1262            n/a
  09/23/99    Corporate Interiors   Regular Herman Shelf/H Herm         1317      A0520.1360, WR72
  10/01/99    Corporate Interiors   67"Hx48"W Powered Panel          1296 (Rev)         n/a
  10/01/99    Corporate Interiors   RA Stations                         1348            n/a
  10/11/99    Corporate Interiors   BC Series Lab Stool w/Pneum         1339            n/a
                                    [ILLEGIBLE]
  10/20/99    Corporate Interiors   File Full Height Locking Pedes      1362            n/a
  10/20/99    Corporate Interiors   Ergonomic Clickit Arm w/Plata       1350            n/a
                                    [ILLEGIBLE]
  10/20/99    Corporate Interiors   60"Herman Miller Tack Board         1340            n/a
  10/21/99    Corporate Interiors   42"Four Drawer Locking              1331            n/a
  01/03/00    Corporate Interiors   4'x30" Workstation                  1380            n/a

     INVOICE
      DATE                   VENDOR                       DESCRIPTION               INVOICE #   SERIAL NO.   QTY
------------------   -----------------------   ----------------------------------   ---------   ----------   ---
TENANT IMPROVEMENT

  10/13/99           Sprig Electric            Install two 208V L(carat)NEMA circ     36273        n/a
                                               [ILLEGIBLE]
  10/13/99           Sprig Electric            Relocate power for equipment           36323        n/a
  10/13/99           Sprig Electric            Install furniture whips & pull 2-      36374        n/a
                                               [ILLEGIBLE]
  10/13/99           Sprig Electric            Repair flourescent lights              36384        n/a
  10/21/99           Sprig Electric            Replace high pressure fixtures         36429        n/a
  01/12/00           Peninsula Security Svc    Radionics Readykey                     13815        n/a
                     [ILLEGIBLE]